Exhibit 99.1 9.1

News Release

Abbott Reports Fourth-Quarter and Full-Year 2023 Results; Issues 2024 Financial Outlook

–Fourth-quarter reported sales increased 1.5 percent; organic sales growth for the underlying base business increased 11.0 percent
–Full-year 2023 reported sales decreased 8.1 percent due to anticipated decline in COVID-19 testing-related sales; organic sales growth for the underlying base business increased 11.6 percent
–Full-year 2023 GAAP diluted EPS of $3.26; adjusted diluted EPS of $4.44
–R&D pipeline continues to deliver steady cadence of new products

ABBOTT PARK, Ill., Jan. 24, 2024 — Abbott today announced financial results for the fourth quarter ended Dec. 31, 2023.

•Fourth-quarter sales increased 1.5 percent on a reported basis, 2.1 percent on an organic basis, and 11.0 percent on an organic basis, excluding COVID-19 testing-related sales1.
•Fourth-quarter GAAP diluted EPS of $0.91 and adjusted diluted EPS of $1.19, which excludes specified items.
•Abbott issues full-year 2024 guidance for diluted EPS on a GAAP basis of $3.20 to $3.40 and full-year adjusted diluted EPS of $4.50 to $4.70.
•Abbott projects full-year 2024 organic sales growth, excluding COVID-19 testing-related sales, to be in the range of 8.0% to 10.0%2.
•In 2023, Abbott continued to recapture market share in the U.S. infant formula market. The company has now reclaimed its previous market-leading position, as measured on a volume basis.
•In December, Abbott announced U.S. Food and Drug Administration (FDA) approval of its new laboratory automation system, GLP systems Track™, to help laboratories optimize performance and safety to better meet the growing demand for diagnostic testing.
•In January, Abbott announced that the first-in-human procedures were conducted using the company's new Volt™ Pulsed Field Ablation (PFA) System to treat patients with heart rhythm disorders such as atrial fibrillation (AFib). These procedures were part of Abbott's Volt CE Mark clinical study. Abbott anticipates approval for its U.S. clinical trial (IDE) for the Volt PFA System in the first half of 2024.
•In January, Abbott announced that Tandem Diabetes Care's t:slim X2™3 insulin pump is the first automated insulin delivery system in the U.S. to integrate with Abbott's new FreeStyle Libre® 2 Plus sensor.

"The strength and diversity of the Abbott portfolio drove our success in 2023," said Robert B. Ford, chairman and chief executive officer, Abbott. "We're entering 2024 with a lot of positive momentum, and with our highly productive pipeline, we're well-positioned for growth in 2024 and beyond."
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FOURTH-QUARTER BUSINESS OVERVIEW
Management believes that measuring sales growth rates on an organic basis, which excludes the impact of foreign exchange, the impact of exiting the pediatric nutrition business in China, and the impact of the acquisition of Cardiovascular Systems, Inc. (CSI), is an appropriate way for investors to best understand the core underlying performance of the business. Management further believes that measuring sales growth rates on an organic basis excluding COVID-19 tests is an appropriate way for investors to best understand underlying base business performance as the COVID-19 pandemic has shifted to an endemic state, resulting in significantly lower demand for COVID-19 tests.

Note: In order to compute results excluding the impact of exchange rates, current year U.S. dollar sales are multiplied or divided, as appropriate, by the current year average foreign exchange rates and then those amounts are multiplied or divided, as appropriate, by the prior year average foreign exchange rates.

Fourth Quarter 2023 Results (4Q23)

Sales 4Q23 ($ in millions)	Total Company	Nutrition	Diagnostics	Established Pharmaceuticals	Medical Devices
U.S.	3,949	860	1,020	—	2,065
International	6,292	1,178	1,514	1,222	2,378
Total reported	10,241	2,038	2,534	1,222	4,443

% Change vs. 4Q22
U.S.	(6.4)	8.2	(38.8)	n/a	17.6
International	7.2	15.3	(6.0)	0.5	17.5
Total reported	1.5	12.2	(22.7)	0.5	17.5
Impact of foreign exchange	(0.8)	(0.7)	(0.4)	(8.3)	1.0
Impact of CSI acquisition	0.4	—	—	—	1.1
Impact of business exit	(0.2)	(1.0)	—	—	—
Organic	2.1	13.9	(22.3)	8.8	15.4
Impact of COVID-19 testing sales (4)	(8.9)	—	(24.5)	—	—
Organic (excluding COVID-19 tests)	11.0	13.9	2.2	8.8	15.4

U.S.	7.1	8.2	(10.7)	n/a	15.5
International	13.4	18.5	10.9	8.8	15.4

Full-Year 2023 Results (12M23)

Sales 12M23 ($ in millions)	Total Company	Nutrition	Diagnostics	Established Pharmaceuticals	Medical Devices
U.S.	15,452	3,413	4,329	—	7,696
International	24,657	4,741	5,659	5,066	9,191
Total reported	40,109	8,154	9,988	5,066	16,887

% Change vs. 12M22
U.S.	(14.8)	16.9	(49.3)	n/a	15.2
International	(3.3)	4.4	(28.7)	3.1	13.2
Total reported	(8.1)	9.3	(39.4)	3.1	14.1
Impact of foreign exchange	(2.0)	(2.3)	(1.2)	(7.8)	(1.0)
Impact of CSI acquisition	0.3	—	—	—	0.9
Impact of business exit	(0.2)	(1.4)	—	—	—
Organic	(6.2)	13.0	(38.2)	10.9	14.2
Impact of COVID-19 testing sales (4)	(17.8)	—	(44.0)	—	—
Organic (excluding COVID-19 tests)	11.6	13.0	5.8	10.9	14.2

U.S.	11.3	16.9	1.3	n/a	13.3
International	11.7	10.4	8.5	10.9	14.9
Refer to page 16 for a reconciliation of adjusted historical revenue to reported revenue.

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Nutrition

Fourth Quarter 2023 Results (4Q23)

Sales 4Q23 ($ in millions)	Total	Pediatric	Adult
U.S.	860	505	355
International	1,178	480	698
Total reported	2,038	985	1,053

% Change vs. 4Q22
U.S.	8.2	11.4	4.0
International	15.3	12.3	17.4
Total reported	12.2	11.8	12.5
Impact of foreign exchange	(0.7)	(0.5)	(0.9)
Impact of business exit	(1.0)	(2.2)	—
Organic	13.9	14.5	13.4

U.S.	8.2	11.4	4.0
International	18.5	17.9	18.9
Worldwide Nutrition sales increased 12.2 percent on a reported basis and 13.9 percent on an organic basis in the fourth quarter. Refer to page 16 for a reconciliation of adjusted historical revenue to reported revenue.
In Pediatric Nutrition, global sales increased 11.8 percent on a reported basis and 14.5 percent on an organic basis. International sales increased 12.3 percent on a reported basis and 17.9 percent on an organic basis, which was led by strong growth in Canada and several countries in Latin America. In the U.S., sales growth of 11.4 percent was primarily driven by market share recovery in the infant formula business following a voluntary recall of certain products last year.
In Adult Nutrition, global sales increased 12.5 percent on a reported basis and 13.4 percent on an organic basis, which was led by strong global growth of Ensure®, Abbott's market-leading complete and balanced nutrition brand.

Full-Year 2023 Results (12M23)

Sales 12M23 ($ in millions)	Total	Pediatric	Adult
U.S.	3,413	1,977	1,436
International	4,741	1,957	2,784
Total reported	8,154	3,934	4,220

% Change vs. 12M22
U.S.	16.9	26.6	5.8
International	4.4	2.0	6.2
Total reported	9.3	13.0	6.1
Impact of foreign exchange	(2.3)	(1.8)	(2.7)
Impact of business exit	(1.4)	(3.1)	—
Organic	13.0	17.9	8.8

U.S.	16.9	26.6	5.8
International	10.4	10.3	10.4
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Diagnostics

Fourth Quarter 2023 Results (4Q23)

Sales 4Q23 ($ in millions)	Total	Core Laboratory	Molecular	Point of Care	Rapid Diagnostics *
U.S.	1,020	326	44	107	543
International	1,514	1,044	109	42	319
Total reported	2,534	1,370	153	149	862

% Change vs. 4Q22
U.S.	(38.8)	8.3	(27.7)	20.7	(55.3)
International	(6.0)	8.4	(7.8)	(1.0)	(34.4)
Total reported	(22.7)	8.4	(14.6)	13.6	(49.3)
Impact of foreign exchange	(0.4)	(0.7)	0.3	0.6	(0.1)
Organic	(22.3)	9.1	(14.9)	13.0	(49.2)
Impact of COVID-19 testing sales (4)	(24.5)	(0.6)	(16.6)	—	(35.5)
Organic (excluding COVID-19 tests)	2.2	9.7	1.7	13.0	(13.7)

U.S.	(10.7)	8.8	(12.6)	20.7	(29.2)
International	10.9	10.0	8.2	(2.9)	18.6

As expected, Diagnostics sales growth in the fourth quarter was negatively impacted by year-over-year declines in COVID-19 testing-related sales4. Worldwide COVID-19 testing sales were $288 million in the fourth quarter of 2023 compared to $1.069 billion in the fourth quarter of the prior year.
Excluding COVID-19 testing-related sales, global Diagnostics sales increased 1.7 percent on a reported basis and 2.2 percent on an organic basis.

Full-Year 2023 Results (12M23)

Sales 12M23 ($ in millions)	Total	Core Laboratory	Molecular	Point of Care	Rapid Diagnostics *
U.S.	4,329	1,243	172	396	2,518
International	5,659	3,916	402	169	1,172
Total reported	9,988	5,159	574	565	3,690

% Change vs. 12M22
U.S.	(49.3)	9.3	(53.6)	6.4	(62.1)
International	(28.7)	4.4	(35.7)	10.3	(65.6)
Total reported	(39.4)	5.5	(42.3)	7.5	(63.3)
Impact of foreign exchange	(1.2)	(2.9)	(0.7)	(0.2)	(0.4)
Organic	(38.2)	8.4	(41.6)	7.7	(62.9)
Impact of COVID-19 testing sales (4)	(44.0)	(1.0)	(33.5)	—	(64.2)
Organic (excluding COVID-19 tests)	5.8	9.4	(8.1)	7.7	1.3

U.S.	1.3	10.1	(17.8)	6.4	(4.8)
International	8.5	9.1	(3.8)	10.8	11.6
*The Acelis Connected Health business was internally transferred from Rapid Diagnostics to Heart Failure on January 1, 2023. As a result, $28 million of sales in the fourth quarter of 2022 and $115 million in the full-year 2022 were moved from Rapid Diagnostics to Heart Failure.
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Established Pharmaceuticals

Fourth Quarter 2023 Results (4Q23)

Sales 4Q23 ($ in millions)	Total	Key Emerging Markets	Other
U.S.	—	—	—
International	1,222	918	304
Total reported	1,222	918	304

% Change vs. 4Q22
U.S.	n/a	n/a	n/a
International	0.5	0.5	0.4
Total reported	0.5	0.5	0.4
Impact of foreign exchange	(8.3)	(10.9)	(0.4)
Organic	8.8	11.4	0.8

U.S.	n/a	n/a	n/a
International	8.8	11.4	0.8
Established Pharmaceuticals sales increased 0.5 percent on a reported basis and 8.8 percent on an organic basis in the fourth quarter.

Key Emerging Markets include several emerging countries that represent the most attractive long-term growth opportunities for Abbott's branded generics product portfolio. Sales in these geographies increased 0.5 percent on a reported basis and increased 11.4 percent on an organic basis, led by growth in several geographies and therapeutic areas, including cardiometabolic, gastroenterology, respiratory, and central nervous system/pain management.

Full-Year 2023 Results (12M23)

Sales 12M23 ($ in millions)	Total	Key Emerging Markets	Other
U.S.	—	—	—
International	5,066	3,807	1,259
Total reported	5,066	3,807	1,259

% Change vs. 12M22
U.S.	n/a	n/a	n/a
International	3.1	1.1	9.8
Total reported	3.1	1.1	9.8
Impact of foreign exchange	(7.8)	(9.2)	(3.0)
Organic	10.9	10.3	12.8

U.S.	n/a	n/a	n/a
International	10.9	10.3	12.8

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Medical Devices

Fourth Quarter 2023 Results (4Q23)

Sales 4Q23 ($ in millions)	Total	Rhythm Management	Electro- physiology	Heart Failure *	Vascular	Structural Heart	Neuro-modulation	Diabetes Care
U.S.	2,065	285	279	227	245	231	197	601
International	2,378	297	314	74	432	267	43	951
Total reported	4,443	582	593	301	677	498	240	1,552

% Change vs. 4Q22
U.S.	17.6	12.0	15.0	13.6	14.8	7.9	20.8	28.3
International	17.5	14.5	28.0	26.6	10.4	17.6	10.2	18.4
Total reported	17.5	13.3	21.5	16.6	12.0	12.9	18.8	22.0
Impact of foreign exchange	1.0	1.2	0.3	1.2	1.1	1.5	—	1.3
Impact of CSI acquisition	1.1	—	—	—	6.4	—	—	—
Organic	15.4	12.1	21.2	15.4	4.5	11.4	18.8	20.7

U.S.	15.5	12.0	15.0	13.6	(2.5)	7.9	20.8	28.3
International	15.4	12.1	27.3	21.4	8.3	14.7	10.2	16.2

Worldwide Medical Devices sales increased 17.5 percent on a reported basis and 15.4 percent on an organic basis in the fourth quarter. Sales growth was led by double-digit organic growth in Diabetes Care, Neuromodulation, Structural Heart, Electrophysiology, Heart Failure, and Rhythm Management. Several recently launched products and new indications contributed to the strong performance, including Amplatzer®, Amulet®, Navitor®, TriClip®, and AVEIR®.

In Electrophysiology, internationally, sales grew more than 25.0 percent on a reported and organic basis, which included sales growth of more than 20.0 percent in Europe.

In Diabetes Care, FreeStyle Libre sales were $1.4 billion, which represents sales growth of 25.5 percent on a reported basis and 23.8 percent on an organic basis.

Full-Year 2023 Results (12M23)

Sales 12M23 ($ in millions)	Total	Rhythm Management	Electro- physiology	Heart Failure *	Vascular	Structural Heart	Neuro-modulation	Diabetes Care
U.S.	7,696	1,085	1,008	888	978	883	725	2,129
International	9,191	1,170	1,187	273	1,703	1,061	165	3,632
Total reported	16,887	2,255	2,195	1,161	2,681	1,944	890	5,761

% Change vs. 12M22
U.S.	15.2	5.5	10.8	9.6	13.2	7.9	17.2	30.3
International	13.2	7.4	16.6	21.1	5.2	18.7	9.0	16.3
Total reported	14.1	6.5	13.9	12.1	8.0	13.6	15.5	21.1
Impact of foreign exchange	(1.0)	(1.0)	(2.0)	0.1	(1.3)	(0.7)	(0.9)	(0.8)
Impact of CSI acquisition	0.9	—	—	—	5.3	—	—	—
Organic	14.2	7.5	15.9	12.0	4.0	14.3	16.4	21.9

U.S.	13.3	5.5	10.8	9.6	(1.0)	7.9	17.2	30.3
International	14.9	9.4	20.5	20.5	6.7	20.1	13.1	17.5
*The Acelis Connected Health business was internally transferred from Rapid Diagnostics to Heart Failure on January 1, 2023. As a result, $28 million of sales in the fourth quarter of 2022 and $115 million in the full-year 2022 were moved from Rapid Diagnostics to Heart Failure.

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ABBOTT'S EARNINGS-PER-SHARE GUIDANCE
Abbott projects full-year 2024 diluted earnings per share under GAAP of $3.20 to $3.40. Abbott forecasts specified items for the full-year 2024 of $1.30 per share primarily related to intangible amortization, costs associated with acquisitions, restructuring and cost reduction initiatives and other net expenses. Excluding specified items, projected adjusted diluted earnings per share would be $4.50 to $4.70 for the full-year 2024.
ABBOTT DECLARES 400TH CONSECUTIVE QUARTERLY DIVIDEND
On Dec. 15, 2023, the board of directors of Abbott declared the company's quarterly dividend of $0.55 per share. Abbott's cash dividend is payable Feb. 15, 2024, to shareholders of record at the close of business on Jan. 12, 2024.

Abbott has increased its dividend payout for 52 consecutive years and is a member of the S&P 500 Dividend Aristocrats Index, which tracks companies that have annually increased their dividend for at least 25 consecutive years.

About Abbott:
Abbott is a global healthcare leader that helps people live more fully at all stages of life. Our portfolio of life-changing technologies spans the spectrum of healthcare, with leading businesses and products in diagnostics, medical devices, nutritionals and branded generic medicines. Our 114,000 colleagues serve people in more than 160 countries.

Connect with us at www.abbott.com, on LinkedIn at www.linkedin.com/company/abbott-/, on Facebook at www.facebook.com/Abbott and on Twitter @AbbottNews.
Abbott will live-webcast its fourth-quarter earnings conference call through its Investor Relations website at www.abbottinvestor.com at 8 a.m. Central time today. An archived edition of the webcast will be available later in the day.
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— Private Securities Litigation Reform Act of 1995 —
A Caution Concerning Forward-Looking Statements

Some statements in this news release may be forward-looking statements for purposes of the Private Securities Litigation Reform Act of 1995. Abbott cautions that these forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those indicated in the forward-looking statements. Economic, competitive, governmental, technological and other factors that may affect Abbott's operations are discussed in Item 1A, "Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2022, and are incorporated herein by reference. Abbott undertakes no obligation to release publicly any revisions to forward-looking statements as a result of subsequent events or developments, except as required by law.

Abbott Financial: Michael Comilla, 224-668-1872 Tamika LeBean 224-399-5082 Ryan Aliff, 224-667-2299	Abbott Media: Karen Twigg May, 224-668-2681 Kate Dyer, 224-668-9965
1In the fourth quarter of 2023, total worldwide sales were $10.241 billion and COVID-19 testing-related sales were $288 million. In the fourth quarter of 2022, total worldwide sales were $10.091 billion and COVID-19 testing-related sales were $1.069 billion.

2Abbott has not provided the related GAAP financial measure for organic sales growth, excluding COVID-19 testing-related sales, on a forward-looking basis because the company is unable to predict with reasonable certainty the impact of foreign exchange due to the unpredictability of future changes in foreign exchange rates, which could significantly impact reported sales growth. In addition, as the COVID-19 pandemic has shifted to an endemic state, the company has determined that it is unable to predict with reasonable certainty future COVID-19 test sales due to the unpredictability of demand for Covid-19 tests.

3t:slimX2TM is a trademark of Tandem Diabetes Care, Inc.

4Diagnostic sales and COVID-19 testing-related sales in 2023 and 2022 are summarized below:

	Sales 4Q23			COVID Tests Sales 4Q23
($ in millions)	U.S.	Int'l	Total	U.S.	Int'l	Total
Total Diagnostics	1,020	1,514	2,534	224	64	288
Core Laboratory	326	1,044	1,370	1	3	4
Molecular	44	109	153	5	2	7
Rapid Diagnostics	543	319	862	218	59	277

	Sales 4Q22			COVID Tests Sales 4Q22
($ in millions)	U.S.	Int'l	Total	U.S.	Int'l	Total
Total Diagnostics	1,667	1,610	3,277	776	293	1,069
Core Laboratory	301	963	1,264	3	7	10
Molecular	62	118	180	17	20	37
Rapid Diagnostics	1,216	486	1,702	756	266	1,022

	Sales 12M23			COVID Tests Sales 12M23
($ in millions)	U.S.	Int'l	Total	U.S.	Int'l	Total
Total Diagnostics	4,329	5,659	9,988	1,255	331	1,586
Core Laboratory	1,243	3,916	5,159	7	13	20
Molecular	172	402	574	24	19	43
Rapid Diagnostics	2,518	1,172	3,690	1,224	299	1,523

	Sales 12M22			COVID Tests Sales 12M22
($ in millions)	U.S.	Int'l	Total	U.S.	Int'l	Total
Total Diagnostics	8,531	7,938	16,469	5,498	2,870	8,368
Core Laboratory	1,137	3,751	4,888	16	46	62
Molecular	370	625	995	190	221	411
Rapid Diagnostics	6,652	3,409	10,061	5,292	2,603	7,895

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Abbott Laboratories and Subsidiaries
Condensed Consolidated Statement of Earnings
Fourth Quarter Ended December 31, 2023 and 2022
(in millions, except per share data)
(unaudited)

	4Q23	4Q22	% Change
Net Sales	$10,241	$10,091	1.5

Cost of products sold, excluding amortization expense	4,556	4,593	(0.8)
Amortization of intangible assets	481	496	(3.1)
Research and development	700	725	(3.6)
Selling, general, and administrative	2,724	2,973	(8.3)
Total Operating Cost and Expenses	8,461	8,787	(3.7)

Operating Earnings	1,780	1,304	36.5

Interest expense, net	70	66	5.9
Net foreign exchange (gain) loss	24	(14)	n/m
Other (income) expense, net	(109)	(68)	60.9
Earnings before taxes	1,795	1,320	36.0
Taxes on earnings	201	287	(29.6)

Net Earnings	$1,594	$1,033	54.2

Net Earnings excluding Specified Items, as described below	$2,094	$1,811	15.6	1)

Diluted Earnings per Common Share	$0.91	$0.59	54.2

Diluted Earnings per Common Share, excluding Specified Items, as described below	$1.19	$1.03	15.5	1)

Average Number of Common Shares Outstanding Plus Dilutive Common Stock Options	1,748	1,754

NOTES:
See tables on page 13 for an explanation of certain non-GAAP financial information.
n/m = Percent change is not meaningful.
See footnotes on the following page.
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1)2023 Net Earnings and Diluted Earnings per Common Share, excluding Specified Items, excludes net after-tax charges of $500 million, or $0.28 per share, for intangible amortization, charges related to restructuring and cost reduction initiatives, expenses associated with acquisitions and other net expenses.

2022 Net Earnings and Diluted Earnings per Common Share, excluding Specified Items, excludes net after-tax charges of $778 million, or $0.44 per share, for intangible amortization, charges related to restructuring and cost reduction initiatives, expenses associated with acquisitions, and other net expenses.
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Abbott Laboratories and Subsidiaries
Condensed Consolidated Statement of Earnings
Twelve Months Ended December 31, 2023 and 2022
(in millions, except per share data)
(unaudited)

	12M23	12M22	% Change
Net Sales	$40,109	$43,653	(8.1)

Cost of products sold, excluding amortization expense	17,975	19,142	(6.1)
Amortization of intangible assets	1,966	2,013	(2.3)
Research and development	2,741	2,888	(5.1)
Selling, general, and administrative	10,949	11,248	(2.7)
Total Operating Cost and Expenses	33,631	35,291	(4.7)

Operating Earnings	6,478	8,362	(22.5)

Interest expense, net	252	375	(33.0)
Net foreign exchange (gain) loss	41	2	n/m
Other (income) expense, net	(479)	(321)	49.3
Earnings before taxes	6,664	8,306	(19.8)
Taxes on earnings	941	1,373	(31.4)	1)

Net Earnings	$5,723	$6,933	(17.5)

Net Earnings excluding Specified Items, as described below	$7,802	$9,466	(17.6)	2)

Diluted Earnings per Common Share	$3.26	$3.91	(16.6)

Diluted Earnings per Common Share, excluding Specified Items, as described below	$4.44	$5.34	(16.9)	2)

Average Number of Common Shares Outstanding Plus Dilutive Common Stock Options	1,749	1,764

NOTES:
See tables on page 14 for an explanation of certain non-GAAP financial information.
n/m = Percent change is not meaningful.
See footnotes on the following page.

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1)Taxes on Earnings includes the recognition of approximately $22 million and $43 million of excess tax benefits associated with share-based compensation in 2023 and 2022, respectively.

2)2023 Net Earnings and Diluted Earnings per Common Share, excluding Specified Items, excludes net after-tax charges of $2.079 billion, or $1.18 per share, for intangible amortization, charges related to restructuring and cost reduction initiatives, expenses associated with acquisitions and other net expenses.

2022 Net Earnings and Diluted Earnings per Common Share, excluding Specified Items, excludes net after-tax charges of $2.533 billion, or $1.43 per share, for intangible amortization, charges related to a voluntary recall and restructuring actions, the impairment of R&D intangible assets, acquisition-related costs and other net expenses.
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Abbott Laboratories and Subsidiaries
Non-GAAP Reconciliation of Financial Information
Fourth Quarter Ended December 31, 2023 and 2022
(in millions, except per share data)
(unaudited)

	4Q23
	As Reported (GAAP)	Specified Items	As Adjusted

Intangible Amortization	$481	$(481)	$—
Gross Margin	5,204	518	5,722
R&D	700	(78)	622
SG&A	2,724	(35)	2,689
Other (income) expense, net	(109)	(9)	(118)
Earnings before taxes	1,795	640	2,435
Taxes on Earnings	201	140	341
Net Earnings	1,594	500	2,094
Diluted Earnings per Share	$0.91	$0.28	$1.19

Specified items reflect intangible amortization expense of $481 million and other net expenses of $159 million associated with restructuring actions, costs associated with acquisitions and other net expenses. See page 17 for additional details regarding specified items.

	4Q22
	As Reported (GAAP)	Specified Items	As Adjusted

Intangible Amortization	$496	$(496)	$—
Gross Margin	5,002	612	5,614
R&D	725	(71)	654
SG&A	2,973	(144)	2,829
Other (income) expense, net	(68)	(24)	(92)
Earnings before taxes	1,320	851	2,171
Taxes on Earnings	287	73	360
Net Earnings	1,033	778	1,811
Diluted Earnings per Share	$0.59	$0.44	$1.03

Specified items reflect intangible amortization expense of $496 million and other net expenses of $355 million associated with restructuring actions, costs associated with acquisitions and other expenses. See page 18 for additional details regarding specified items.
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Abbott Laboratories and Subsidiaries
Non-GAAP Reconciliation of Financial Information
Twelve Months Ended December 31, 2023 and 2022
(in millions, except per share data)
(unaudited)

	12M23
	As Reported (GAAP)	Specified Items	As Adjusted

Intangible Amortization	$1,966	$(1,966)	$—
Gross Margin	20,168	2,109	22,277
R&D	2,741	(222)	2,519
SG&A	10,949	(102)	10,847
Other (income) expense, net	(479)	25	(454)
Earnings before taxes	6,664	2,408	9,072
Taxes on Earnings	941	329	1,270
Net Earnings	5,723	2,079	7,802
Diluted Earnings per Share	$3.26	$1.18	$4.44

Specified items reflect intangible amortization expense of $1.966 billion and other net expenses of $442 million associated with restructuring actions, costs associated with acquisitions and other expenses. See page 19 for additional details regarding specified items.

	12M22
	As Reported (GAAP)	Specified Items	As Adjusted

Intangible Amortization	$2,013	$(2,013)	$—
Gross Margin	22,498	2,351	24,849
R&D	2,888	(282)	2,606
SG&A	11,248	(236)	11,012
Other (income) expense, net	(321)	(55)	(376)
Earnings before taxes	8,306	2,924	11,230
Taxes on Earnings	1,373	391	1,764
Net Earnings	6,933	2,533	9,466
Diluted Earnings per Share	$3.91	$1.43	$5.34

Specified items reflect intangible amortization expense of $2.013 billion and other net expenses of $911 million that includes charges for the impairment of R&D intangible assets, costs associated with a product recall and restructuring actions, acquisition-related costs, and other net expenses. See page 20 for additional details regarding specified items.
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A reconciliation of the fourth-quarter tax rates for 2023 and 2022 is shown below:

	4Q23
($ in millions)	Pre-Tax Income	Taxes on Earnings	Tax Rate
As reported (GAAP)	$1,795	$201	11.2%
Specified items	640	140
Excluding specified items	$2,435	$341	14.0%

	4Q22
($ in millions)	Pre-Tax Income	Taxes on Earnings	Tax Rate
As reported (GAAP)	$1,320	$287	21.7%
Specified items	851	73
Excluding specified items	$2,171	$360	16.5%

A reconciliation of the year-to-date tax rates for 2023 and 2022 is shown below:

	12M23
($ in millions)	Pre-Tax Income	Taxes on Earnings	Tax Rate
As reported (GAAP)	$6,664	$941	14.1%	1)
Specified items	2,408	329
Excluding specified items	$9,072	$1,270	14.0%

	12M22
($ in millions)	Pre-Tax Income	Taxes on Earnings	Tax Rate
As reported (GAAP)	$8,306	$1,373	16.5%	2)
Specified items	2,924	391
Excluding specified items	$11,230	$1,764	15.7%

1)2023 Taxes on Earnings includes the recognition of approximately $22 million in excess tax benefits associated with share-based compensation.

2)2022 Taxes on Earnings includes the recognition of approximately $43 million in excess tax benefits associated with share-based compensation.
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Abbott Laboratories and Subsidiaries
Non-GAAP Revenue Reconciliation
Fourth Quarter and Twelve Months Ended December 31, 2023 and 2022
($ in millions)
(unaudited)

	4Q23				4Q22			% Change vs. 4Q22
									Non-GAAP
	Abbott Reported	Impact of CSI acquisition (a)	Impact from business exit (b)	Adjusted Revenue	Abbott Reported	Impact from business exit (b)	Adjusted Revenue	Reported	Adjusted	Organic
Total Company	10,241	(40)	(7)	10,194	10,091	(23)	10,068	1.5	1.3	2.1
U.S.	3,949	(38)	—	3,911	4,219	—	4,219	(6.4)	(7.3)	(7.3)
Intl	6,292	(2)	(7)	6,283	5,872	(23)	5,849	7.2	7.4	8.8

Total Nutrition	2,038	—	(7)	2,031	1,817	(23)	1,794	12.2	13.2	13.9
U.S.	860	—	—	860	795	—	795	8.2	8.2	8.2
Intl	1,178	—	(7)	1,171	1,022	(23)	999	15.3	17.2	18.5

Pediatric Nutrition	985	—	(7)	978	882	(23)	859	11.8	14.0	14.5
U.S.	505	—	—	505	454	—	454	11.4	11.4	11.4
Intl	480	—	(7)	473	428	(23)	405	12.3	16.9	17.9

Total Medical Devices	4,443	(40)	—	4,403	3,778	—	3,778	17.5	16.4	15.4
U.S.	2,065	(38)	—	2,027	1,754	—	1,754	17.6	15.5	15.5
Intl	2,378	(2)	—	2,376	2,024	—	2,024	17.5	17.4	15.4

Vascular	677	(40)	—	637	605	—	605	12.0	5.6	4.5
U.S.	245	(38)	—	207	214	—	214	14.8	(2.5)	(2.5)
Intl	432	(2)	—	430	391	—	391	10.4	9.9	8.3

	12M23				12M22			% Change vs. 12M22
									Non-GAAP
	Abbott Reported	Impact of CSI acquisition (a)	Impact from business exit (b)	Adjusted Revenue	Abbott Reported	Impact from business exit (b)	Adjusted Revenue	Reported	Adjusted	Organic
Total Company	40,109	(130)	(48)	39,931	43,653	(135)	43,518	(8.1)	(8.2)	(6.2)
U.S.	15,452	(123)	—	15,329	18,142	—	18,142	(14.8)	(15.5)	(15.5)
Intl	24,657	(7)	(48)	24,602	25,511	(135)	25,376	(3.3)	(3.0)	0.5

Total Nutrition	8,154	—	(48)	8,106	7,459	(135)	7,324	9.3	10.7	13.0
U.S.	3,413	—	—	3,413	2,919	—	2,919	16.9	16.9	16.9
Intl	4,741	—	(48)	4,693	4,540	(135)	4,405	4.4	6.6	10.4

Pediatric Nutrition	3,934	—	(48)	3,886	3,481	(135)	3,346	13.0	16.1	17.9
U.S.	1,977	—	—	1,977	1,562	—	1,562	26.6	26.6	26.6
Intl	1,957	—	(48)	1,909	1,919	(135)	1,784	2.0	7.1	10.3

Total Medical Devices	16,887	(130)	—	16,757	14,802	—	14,802	14.1	13.2	14.2
U.S.	7,696	(123)	—	7,573	6,681	—	6,681	15.2	13.3	13.3
Intl	9,191	(7)	—	9,184	8,121	—	8,121	13.2	13.1	14.9

Vascular	2,681	(130)	—	2,551	2,483	—	2,483	8.0	2.7	4.0
U.S.	978	(123)	—	855	864	—	864	13.2	(1.0)	(1.0)
Intl	1,703	(7)	—	1,696	1,619	—	1,619	5.2	4.7	6.7

(a) Reflects the impact of the acquisition of Cardiovascular Systems, Inc. (CSI) on April 27, 2023.
(b) Reflects the impact of exiting the pediatric nutrition business in China. This action was initiated in December 2022.

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Abbott Laboratories and Subsidiaries
Details of Specified Items
Fourth Quarter Ended December 31, 2023
(in millions, except per share data)
(unaudited)

	Acquisition or Divestiture- related (a)	Restructuring and Cost Reduction Initiatives (b)	Intangible Amortization	Other (c)	Total Specifieds
Gross Margin	$1	$29	$481	$7	$518
R&D	(6)	(4)	—	(68)	(78)
SG&A	(15)	(5)	—	(15)	(35)
Other (income) expense, net	(6)	—	—	(3)	(9)
Earnings before taxes	$28	$38	$481	$93	640
Taxes on Earnings (d)					140
Net Earnings					$500
Diluted Earnings per Share					$0.28
The table above provides additional details regarding the specified items described on page 13.

a)Acquisition-related expenses include integration costs, which represent incremental costs directly related to integrating acquired businesses, as well as legal and other costs related to business acquisitions.
b)Restructuring and cost reduction initiative expenses include severance, outplacement and other direct costs associated with specific restructuring plans and cost reduction initiatives.
c)Other includes incremental costs to comply with the European Union's Medical Device Regulations (MDR) and In Vitro Diagnostics Medical Device Regulations (IVDR) requirements for previously approved products and charges for intangible asset impairments.
d)Reflects the net tax benefit associated with the specified items.
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Abbott Laboratories and Subsidiaries
Details of Specified Items
Fourth Quarter Ended December 31, 2022
(in millions, except per share data)
(unaudited)

	Acquisition or Divestiture- related (a)	Restructuring and Cost Reduction Initiatives (b)	Intangible Amortization	Other (c)	Total Specifieds
Gross Margin	$23	$87	$496	$6	$612
R&D	(6)	(34)	—	(31)	(71)
SG&A	(7)	(135)	—	(2)	(144)
Other (income) expense, net	3	—	—	(27)	(24)
Earnings before taxes	$33	$256	$496	$66	851
Taxes on Earnings (d)					73
Net Earnings					$778
Diluted Earnings per Share					$0.44

The table above provides additional details regarding the specified items described on page 13.
a)Acquisition-related expenses include integration costs, which represent incremental costs directly related to integrating the acquired businesses and include expenditures for the integration of systems, processes and business activities.

b)Restructuring and cost reduction initiative expenses include severance, outplacement, and other direct costs associated with specific restructuring plans and cost reduction initiatives.

c)Other includes incremental costs to comply with the European Union's Medical Device Regulations (MDR) and In Vitro Diagnostics Medical Device Regulations (IVDR) requirements for previously approved products as well as the impairment of an equity investment.
d)Reflects the net tax benefit associated with the specified items.
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Abbott Laboratories and Subsidiaries
Details of Specified Items
Twelve Months Ended December 31, 2023
(in millions, except per share data)
(unaudited)

	Acquisition or Divestiture- related (a)	Restructuring and Cost Reduction Initiatives (b)	Intangible Amortization	Other (c)	Total Specifieds
Gross Margin	$16	$80	$1,966	$47	$2,109
R&D	(19)	(9)	—	(194)	(222)
SG&A	(58)	(33)	—	(11)	(102)
Other (income) expense, net	40	—	—	(15)	25
Earnings before taxes	$53	$122	$1,966	$267	2,408
Taxes on Earnings (d)					329
Net Earnings					$2,079
Diluted Earnings per Share					$1.18
The table above provides additional details regarding the specified items described on page 14.

a)Acquisition-related expenses include legal and other costs related to business acquisitions as well as integration costs, which represent incremental costs directly related to integrating acquired businesses.
b)Restructuring and cost reduction initiative expenses include severance, outplacement and other direct costs associated with specific restructuring plans and cost reduction initiatives.
c)Other includes incremental costs to comply with the MDR and IVDR regulations for previously approved products and charges for intangible asset impairments.
d)Reflects the net tax benefit associated with the specified items.
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Abbott Laboratories and Subsidiaries
Details of Specified Items
Twelve Months Ended December 31, 2022
(in millions, except per share data)
(unaudited)

	Acquisition or Divestiture- related (a)	Restructuring and Cost Reduction Initiatives (b)	Intangible Amortization	Other (c)	Total Specifieds
Gross Margin	$79	$86	$2,013	$173	$2,351
R&D	(16)	(38)	—	(228)	(282)
SG&A	(38)	(140)	—	(58)	(236)
Other (income) expense, net	(12)	—	—	(43)	(55)
Earnings before taxes	$145	$264	$2,013	$502	2,924
Taxes on Earnings (d)					391
Net Earnings					$2,533
Diluted Earnings per Share					$1.43

The table above provides additional details regarding the specified items described on page 14.
a)Acquisition-related expenses include integration costs, which represent incremental costs directly related to integrating the acquired businesses and include expenditures for the integration of systems, processes and business activities.
b)Restructuring and cost reduction initiative expenses include severance, outplacement, and other direct costs associated with specific restructuring plans and cost reduction initiatives. The Gross Margin amount includes a credit associated with the charges taken in the second quarter of 2021 for a restructuring plan related to Abbott's manufacturing network for COVID-19 diagnostic tests.

c)Other primarily relates to the net costs related to a voluntary recall within the Nutrition segment, charges associated with the impairments of R&D intangible assets and an equity investment acquired in a business combination, incremental costs to comply with the European Union's MDR and IVDR Regulations for previously approved products and costs related to certain litigation.
d)Reflects the net tax benefit associated with the specified items, excess tax benefits associated with share-based compensation and net tax expense as a result of the resolution of various tax positions related to prior years.
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